SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation Agreement and General Release (the "Agreement") is made and entered into as of the Effective Date of this Agreement (as set forth in Paragraph 15 hereof), by and between Stephen P. Griggs ("Griggs"), residing at 440 Minnehaha Road, Maitland, FL 32751 and Integrated Health Services, Inc. ("IHS"), located at 910 Ridgebrook Road, Sparks, MD 21152, on behalf of itself and any and all past and present parents, affiliates and subsidiary corporations (individually and collectively, the "Company").

         WHEREAS, Griggs, employment with the Company will be terminated as of the Effective Date (as defined in Paragraph 15 hereof);

         WHEREAS, the Company and Griggs (the "Parties") wish to put any and all disputes behind them;

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

         1. TERMINATION OF PRIOR AGREEMENTS AND UNDERSTANDINGS. The Parties agree that any prior agreements and understandings between them, whether oral or written and of whatever nature, are hereby canceled, terminated and superseded by this Agreement and shall be of no further force or effect.

         2. SPECIAL PAYMENT. The Company shall pay or cause to be paid to Griggs $3,000,000 (three million U.S. dollars), less applicable payroll withholdings and deductions (the "Special Payment") as follows:

            (a) $1,000,000 (one million U.S. dollars), within ten (10) business days of the Effective Date; and

            (b)  $2,000,000   (two  million  U.S.   dollars)  in  equal  monthly
installments over a period of three (3) years, commencing on the first day of the first month following the Effective Date.

         The payments set forth in Paragraph 2(a) and (b) shall be made by wire transfer, payable to the order of "Stephen P. Griggs" and shall be wired to Griggs at his bank address listed in Paragraph 16 below. Upon the effective date of a confirmed plan of reorganization for the Company, the balance of the funds due pursuant to Section 2(b) hereof shall be placed with an agreed upon escrow agent who shall be directed to make each monthly payment unless instructed by Court order to cease or suspend such payment.

         3. PURPOSE OF SPECIAL PAYMENT. The Company is providing and Griggs is accepting the Special Payment in full and complete satisfaction of all of Griggs' Claims (as defined in Paragraph 5. hereof), up to the Effective Date, against the Company, affiliated persons or partnerships, their successors and assigns, and any and all of their past and present directors, officers, shareholders, consultants, agents, representatives, attorneys, employees, employee benefit plans and plan fiduciaries (collectively, the "Releases"). In consideration of the Special Payment, Griggs shall transfer to the Company all of his right, title and interest in any equity security, or option relating to any equity security, of the Company, Griggs shall cause to be sold within ten
(10) days of the Effective Date, equity securities held by his IRA, his spouse or his children. This Agreement is intended to be and is a complete termination of Griggs' interest in the Company. Griggs acknowledges that he may not have been, in the absence of this Agreement, entitled to the consideration set forth in this Agreement. Griggs further acknowledges (i) the sufficiency of the consideration for this Agreement generally and specifically for the release of any such Griggs's Claims, as defined in Paragraph 5 hereof, up to the Effective Date of this Agreement, he may have ever had, may now have or may hereafter assert against the Releasees including without limitation, claims arising under the Age Discrimination in Employment Act of 1967, as amended by, inter alia, the Older Workers Benefit Protection Act of 1990; and (ii) that no other monies or other consideration, except as expressly set forth in this Agreement, are due and owing to him or on his behalf, or to his attorneys, by the Company or any of the other Releasees. Griggs and his attorneys, represent, warrant and agree that neither Griggs nor his attorneys shall (a) make any claim, or (b) commence any action or proceeding against the Company or any of the other Releasees. Among other things, except for any claims that may arise under Sections 2 and 6 of this Agreement, Griggs hereby agrees not to file a Proof of Claim or a Proof of Equity Interest in the bankruptcy case of the Company; and to waive all distributions to be made in such bankruptcy case.

         4. NO ADMISSIONS. This Agreement does not constitute an admission by the Company or any of the other Releasees of any violation of any contract or of any statute, constitution or common law of any federal, state or local government of the United States or of any other country or political subdivision thereof, and Griggs, the Company and each of the other Releasees expressly deny any such violation or liability.

         5. GENERAL RELEASE BY GRIGGS.

            (a) Except for indemnification which Griggs is entitled to under the By-laws of the Company, and the Company's payment obligation under Paragraph 2 hereof, in consideration of this Agreement and the monies and other good and valuable consideration provided to Griggs pursuant to this Agreement, Griggs hereby irrevocably and unconditionally releases, waives and forever discharges the Company and each of the other Releasees, from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, suspected or unsuspected, known or unknown, past or present, that he has ever had, may now have, or may later assert against the Releasees, whether or not arising out of or related to Griggs's employment with or the performance of any services to or on behalf of the Company or the termination of that employment and those services or any other cause from the beginning of time to the Effective Date hereof, (hereinafter collectively referred to as "Griggs's Claims"), including without limitation: (i) any claims arising out of or related to any federal, state and/or local labor or civil rights laws including, without limitation, the federal Civil Rights Acts of 1866, 1871, 1964 and 1991, the Pregnancy Discrimination Act of 1978, the Age

Discrimination in Employment Act of 1967, as amended by, inter alia, the Older Workers Benefit Protection Act of 1990, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the
Consolidated Omnibus Budget Reconciliation Act of 1985, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the Florida Civil Rights Act of 1992, Florida Labor laws and Florida Wage and Hour Laws as each may have been amended from time to time; and (ii) any and all of Griggs's Claims arising out of or related to any contract, any and all other federal, state or local constitutions, statutes, rules or regulations, or under any common law right of any kind whatsoever, or under the laws of any country or political subdivision, including, without limitation, any of Griggs's Claims for any kind of tortious conduct (including, but not limited to, any claim of defamation or distress), promissory or equitable estoppel, breach of the Company's policies, rules, regulations, handbooks or manuals, breach of express or implied contract or covenants of good faith, wrongful discharge or dismissal, and/or failure to pay or provide in whole or part any relocation allowances or expense reimbursements, compensation, bonus, incentive compensation, profit sharing, deferred stock, stock bonus awards or stock bonus incentives, stock or unit Options, purchase, sale, or ownership of the stock of the Company or any of the other Releasees, overtime compensation, severance pay or benefits or payments of any kind whatsoever, including disability and medical benefits, back pay, front pay or any compensatory, special or consequential damages, punitive or liquidated damages, attorneys' fees, costs, disbursements or expenses, or for any other reason or thing.

         (b) To the fullest extent permitted by law, Griggs represents, warrants and agrees that he shall not lodge any formal or informal complaint in court, with any federal, state or local agency or any other forum arising out of or related to Griggs's Claims or Griggs's employment with or performance of services to or on behalf of the Company or any of the other Releasees or the termination of that employment or other services, or for any other reason. Griggs hereby represents and warrants that he has brought no complaint, claim, charge, action or proceeding against the Company or any of the other Releasees in any jurisdiction or forum. Griggs further represents, warrants and agrees that he has not in the past and will not in the future assign any of Griggs's Claims to any person, corporation or other entity.

         (c) Execution of this Agreement by Griggs operates as a complete bar and defense against any and all of Griggs's Claims against the Company and/or the other Releasees. If Griggs should hereafter make any of Griggs's Claims in any charge, complaint, action, claim or proceeding against the Company or any of the Releasees, the Agreement may be raised as and shall constitute a complete bar to any such charge, complaint, action, claim or proceeding and the Company and/or the Releasees shall be entitled to and shall recover from Griggs all costs incurred, cinlcuding attorneys' fees, in defending against any such charge, complaint, action, claim or proceeding.

         (d) Griggs shall indemnify the Company to the extent of any claims made against the Company or the other Releasees by Griggs spouse, children or Griggs' IRA.

         6. RELEASE AND INDEMNIFICATION BY THE COMPANY

            (a) In consideration of this Agreement, the Company hereby irrevocably and unconditionally releases, waives and forever discharges Griggs from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, past or present, that it has ever had, may now have, or may later assert against Griggs arising out of or related to Griggs's employment with the Company or the termination of that employment; provided, however, that the Company does not intend to and is not releasing Griggs of any actions, causes of actions, claims, demands, damages, rights, remedies and liabilities asserted or which may be asserted against the Company or any of the other Releases by any federal, state or local government, agency or authority ("Government Company"), arising out of or related to Griggs' intentional and knowing acts or omissions, provided further that Griggs is and will be released of all Government Claims solely to the extent Griggs would otherwise be entitled to indemnification pursuant to
Section 145(a) of the Delaware General Corporation Law (as in existence as of the Effective Date), or under the By-laws of IHS. The released claims are hereinafter collectively referred to as "Company Claims."

            (b) To the fullest extent permitted by law, the Company represents, warrants and agrees not to lodge any formal or informal complaint in court, with any federal, state or local agency or any other forum arising out of or related to Company's Claims. The Company hereby represents and warrants that it has brought no complaint, claim, charge, action or proceeding against Griggs in any jurisdiction or forum.

            (c) Execution of this Agreement by the Company operates as a complete bar and defense against any and all of the Company's Claims against Griggs. If the Company should hereafter make any of the Company's Claims in any charge, complaint, action, claim or proceeding against Griggs, the Agreement may be raised as and shall constitute a complete bar to any such charge, complaint, action, claim, proceeding and Griggs shall be entitled to and shall recover from the Company all costs incurred, including attorneys' fees, in defending against any such charge, complaint, action, claim or proceeding.

            (d) The Company recognizes that prior to its bankruptcy filing, the By-laws of IHS provided for certain indemnification rights for Griggs arising out of or relating to his employment with Rotech Medical Corporation ("Rotech") and the Company agrees that notwithstanding this Agreement, Griggs remains entitled to such indemnification rights. However, it is expressly agreed and understood that nothing set forth in this Agreement, nor its execution, is intended to eliminate, modify, expand, elevate or change the scope or bankruptcy priority status of any indemnification rights Griggs may have against the Company or the indemnification rights as set forth in the By-laws of IHS. Prior to the Effective Date, the Company will deliver to Griggs a copy of its current Directors and Officers insurance policy, and it agrees not to modify that policy as it relates to Griggs.

            (e) Each of the foregoing subparagraphs (a), (b), (c) and (d) of this Paragraph 6 is conditional upon the validity of the representations made by Griggs as set forth in this Agreement.

         7. AGREEMENT ENFORCEABLE. Nothing contained herein is intended to prevent Griggs or the Company from enforcing this Agreement.

         8. CONFIDENTIALITY.

            (a) Griggs represents, warrants and agrees that he will not, directly or indirectly, use or disclose, or permit or aid the use by or disclosure to any person, firm, entity or corporation, of any privileged, confidential or proprietary business information relating to the business affairs, clients, customers, business partners, plans, proposals, finances or financial condition of the Company or any of the other Releasees which such information Griggs received as a consequence of his employment with the Company ("Confidential Information"), except (i) with the Company's express written consent; (ii) in direct response to any subpoena initiated against or served upon Griggs; or (iii) in response to a request for information from an agency of the government of the United States or a sovereign government of any foreign nation ("Government Agency") as part of an active investigation ("Government
Request"). In the event that disclosure is sought from Griggs under subparagraphs (ii) or (iii) in response to any such subpoena or Governmental Request, Griggs shall give the Company immediate written notice of such subpoena or Governmental Request. Except as expressly authorized here, Griggs further represents, warrants and agrees that he has not and will not, directly or indirectly, use or disclose, or permit or aid the use or disclosure to any person, firm, entity or corporation of any information arising out of or related to the business affairs of the Company.

            (b) Griggs is obligated to surrender and represents that he has or will surrender to the Company on or before the Effective Date, all confidential, proprietary and other property of the Company and the other Releasees in whatever form retained (e.g., written, mechanical, electronic) including, but not limited to, all documents, papers, contracts, drafts, data, records, plans, proposals, software, lists, indices, notes, files, papers, computers, computer tapes, computer files, e-mail and all other electronic communications records, disks or materials and other information and property, in whatever form, including any copies thereof, in the possession of or under the control of Griggs including, but not limited to, any such items in the possession or under the control of his attorneys. Griggs hereby certifies that he and his attorneys have fully complied with this representation.

            (c) On and after the date of this Agreement, except as required by law or in connection with any authorized governmental investigation, for a period of twenty-seven (27) months from the Effective Date, neither Griggs on the one hand, the Company including its officers or directors, on the other hand, shall make disparaging oral or written comments as against the other.

            (d) The provisions of this Paragraph 8 are material and critical terms of this Agreement.

         9. NON-COMPETITION.

            (a) Griggs hereby represents, warrants and agrees that, subject only to the express exceptions set forth in Paragraph 9(b), for a period of twenty-seven (27) months, commencing on March 15, 2000 (the "Commencement
Date").  Griggs shall not,  directly or  indirectly  in the  continental  United
States:

                (i) raid or divert or interfere with the Company's business relationships with its customers, vendors, advertisers, investors, suppliers or other persons or entities with which the Company conducts business; or

                (ii) own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, consultant, partner, director, or otherwise with, or have financial interest in, or aid or assist anyone else in the conduct of any entity or business that competes with the business of the Company.

                The activities set forth in Paragraphs 9(1)(i) and (ii) are hereinafter collectively referred to as the "Competitive Activities."

            (b)  Expressly   excluded  from  Paragraph   9(a)  are   Competitive
Activities:

                (i) At any time in the following counties in Texas: Counties of Bexar, Comad, Guadalupe and all counties contiguous to these three counties;

                (ii) Commencing August 1, 2000 in Texas, New Mexico, Arkansas, Louisiana, Oklahoma and Kansas; and

                (iii) Commencing August 1, 2001 in all states west of the Mississippi River.

            (c) Paragraph 9(a) does not apply to any business which exclusively manufactures products, equipment, or medication for the medical industry, except that, notwithstanding the foregoing, Paragraph 9(a) will apply to any business which is in the business of home health services, home medical equipment or which otherwise competes with the Company.

            (d) The provisions of this Paragraph 9 are material and critical terms of this Agreement.


        10. NON-SOLICITATION.

            (a) Griggs hereby represents, warrants and agrees that, subject only to the express exceptions set forth in Paragraph 10(b), for a period of three
(3) years, commencing on the Commencement Date, Griggs shall not, directly or indirectly solicit or induce any employee, agent or consultant of the Company to leave the employ of or to cease performing services for the Company and to become employed or engaged or otherwise work for or with another person, firm, enterprise corporation or other entity. Griggs further represents, warrants and agrees not to hire, contract with or otherwise employ or engage any employee, agent or consultant of the Company or cause any employee, agent or consultant to be hired away from the Company. For purposes of this Paragraph 10(a), "any employee, agent or consultant of the Company" shall include any individual employed or performing services for by the company as of February 2, 2000, or thereafter. Notwithstanding the foregoing, nothing herein is intended to prohibit Griggs from hiring an employee, agent or consultant at least one year after the termination of that employee's employment, agency or consultancy with the Company.

            (b) Nothing set forth herein shall prohibit Griggs from employing an agent or consultant in the medical industry which already provides services to a multitude of companies including the Company at the same time.

            (c) The non-solicitation restrictions set forth in Paragraph 10(a) shall not apply to employees, agents or consultants of the Company whose annualized total compensation paid by the Company was less than $45,000 (forty-five thousand U.S. dollars) per year as of the time immediately preceding any offer to such employees, agents or consultants by Griggs; provided, however, that notwithstanding anything contained herein, Griggs may not, directly or indirectly solicit or induce any employee, agent or consultant of the Company to leave the employ of or cease performing services for the Company and to become employed or engaged or otherwise work with another person, firm, enterprise, corporation or other entity for the first three months after the Effective Date.

            (d) The provisions of this Paragraph 10 are material and critical terms of this Agreement.

       11.  REMEDIES FOR BREACH.

            (a) In the event that either Party breaches, violates, fails or refuses to comply with any of the provisions, terms or conditions or any of the warranties or representations of this Agreement (the "Breach"), the Other Party shall have sole discretion to bring an action to recover against the breaching Party damages, including reasonable attorneys' fees, accruing to the Other Party as a consequence of the Breach.

            (b) Regardless of and in addition to any right to damages or equitable relief the Company may have, in the event that Griggs breaches, violates fails or refuses to comply with any of his warranties, representations, or covenants in this Agreement, the Company shall be entitled to cease making payments under this Agreement and to recover against Griggs the full amount of all payments the Company had provided to or on behalf of Griggs under this Agreement only if the Company first obtains a judgment or finding by any court having jurisdiction that Griggs was in Breach and that the Company has been damaged in that amount.

            (c) Griggs acknowledges and agrees (i) that the services he provided to the Company were of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value; (ii) that in the course of performing his duties on behalf of the Company, Griggs was permitted access to some or all of the Company's trade secrets and other confidential or proprietary information; and (iii) that the foregoing acknowledgment and agreements by him in this Paragraph 11(c) are an adequate and appropriate basis for his representations, warranties and agreements in the above Paragraphs 8, 9 and 10 and for the remedies for breach to which he is agreeing in this Paragraph 11(c). Accordingly, Griggs acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of Paragraphs 8, 9 and 10 of this agreement and that any such actual or threatened or continuing breach will cause the Company irreparable harm. In the event of any actual, threatened or continuing breach of Paragraphs 8, 9 and 10 specifically enforced against Griggs by way of temporary, preliminary and/or permanent injunction by any court having jurisdiction, without the posting of any bond or security by the Company. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity. Further, Griggs agrees that should the Company commence an action for injunctive relief, the Company shall have the right in the same proceeding and court to recover against Griggs the money damages causes by such breach, including, but not limited to, the reasonable attorneys' fees and costs of the Company.

            (d) The General Release by Griggs and the Release by the Company and all other terms and conditions of this Agreement shall remain in full force and effect regardless of the remedies and/or damages available under this Paragraph 11.

            (e) Upon violation of any of Paragraphs 12(a) through (c) and 13(a) through (c) of this Agreement, the Company's obligation to make any prospective payments to Griggs hereunder shall terminate and, in lieu thereof, the Company shall make such prospective payments to Kaye, Scholer, Fierman, Hays & Handler, LLP, as counsel for the Company, pursuant to an escrow agreement as set forth in Exhibit B. Thereafter, such payments shall only be made to Griggs by the Company upon order of the Bankruptcy Court (as defined in Paragraph 14(e) hereof).

        12. REPRESENTATIONS BY GRIGGS

            To the best of Griggs' personal knowledge, Griggs hereby represents that:

            (a) Rotech Medical Corporation ("Rotech") is in compliance with all Governmental Requirements (as defined herein). Except for notices of non-compliance as to which Rotech has taken corrective action acceptable to the applicable governmental agency, Griggs has not, within the period of twelve (12) months preceding the date of this Agreement, received any written notice from any governmental agency that Rotech fails to comply in any material respect with any applicable federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation of any federal, state, local or other governmental agency having jurisdiction over Rotech and its operations ("Governmental Requirements").

            (b) Rotech is qualified for participation in the Medicare and Medicaid programs. Griggs is aware of pending government investigations in Montana; Mississippi, Iowa; New Mexico; and the Lincare Qui Tam Litigation (the "Government Investigations"). With the exception of previous disclosures made in connection with the Government Investigations, to the best of Griggs' personal knowledge (i) he is not aware of any facts which would give rise to liability under the Government Investigations; (ii) the Company has no liability with respect to recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source. Griggs had no personal knowledge of the assertion of any recoupment claim that arose out of any transactions completed prior to the date hereof, and no Medicare or Medicaid investigation, survey, or audit is pending or, to the personal knowledge of Griggs, threatened with respect to the operation of Rotech, except to the extent that such investigation, survey, or audit is routine and is not reasonably likely to have a material adverse effect on Rotech. To Grigg's personal knowledge, no Rotech employees have committed any offense which may serve as the basis for suspension, restriction, or exclusion of Rotech from the Medicare and Medicaid programs and Rotech is in material compliance with all Conditions and Standards of Participation in the Medicare or Medicaid Programs.

            (c) The Health Care Compliance Questionnaire heretofore delivered to Griggs by the Company will, as of the Effective Date, have been fully and accurately completed and will not contain any material misstatement of any fact and will not omit any fact that would have to be stated in order not to render any response to such questionnaire materially misleading.

            (d) Neither Griggs, nor any director/trustee, officer, controlling person or employee of Rotech, and no affiliate of Rotech, (a) has used any corporate funds of Rotech to make any illegal or unlawful payment to any officer, employee, representative, agent of any corporation, government, or to any political party or official thereof, including, without limitation, any of same that would violate the Foreign Corrupt Practices Act of 1977, as amended; or (b) has made or received any illegal payment, bribe, kickback, political contribution or other similar questionable payment for any referrals or recommendations, or otherwise, in connection with the operation of Rotech.

            (e) Griggs has not received any improper payments from the Company or the other Releasees.

            (f) Prior to the commencement of the litigation entitled Rotech v. Loftis et al. Adv. No. 00473 pending in the Bankruptcy Court in Delaware ("Loftis Litigation"), Griggs did not participate in nor did he have knowledge that Rotech employees may have stolen or were planning to steal assets, business records or corporate opportunities of Rotech, all as more particularly alleged in the Loftis Litigation.

            (g) None of the representations and warranties made pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation not misleading in any material respect.

     13. The Company believes, based on information made known to it as of the date hereof and the representations made by Griggs herein:

     (a) Griggs on behalf of the Company and Rotech acted in good faith and in a manner he reasonably believed to be in or not to the best interests of the Company and Rotech.

     (b) Griggs on behalf of the Company and Rotech had no reasonable cause to believe his conduct was unlawful.

     (c) Griggs complied in all material respects with all Governmental Requirements.


     14. MISCELLANEOUS PROVISIONS.

     (a) No oral understanding, statements, promises or inducements contrary to the terms of this Agreement exist. This Agreement cannot be changed or terminated orally.

     (b) Failure to enforce my provision of this Agreement shall not prejudice or constitute a waiver of the enforcement of that provision in any other instance.

     (c) Should any provision of this Agreement be held invalid, illegal or unenforceable, it shall be deemed to be modified so that its purpose can lawfully be effectuated and the balance of this Agreement shall remain in full force and effect.

     (d) This Agreement shall extend to, be binding upon, and inure to the benefit of the Parties and their respective successors, heirs and assigns.

     (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any dispute over any term in this Agreement, or any action or proceeding between the Parties to enforce the terms hereof shall be commenced only in the Bankruptcy Court administering the Company's Bankruptcy Court administering the Company's bankruptcy case ("Bankruptcy Court"), and the Parties hereby submit to the exclusive jurisdiction of the Bankruptcy Court and further agree not to assert that any action brought in such jurisdiction has been brought in an inconvenient forum. The Company's payment obligations set forth in Paragraph 2(b) hereof shall be entitled to an administrative expense priority.

     (f) This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. A telecopy signature on this Agreement shall have the same force and effect as an original signature. 10

     (g) As used in this Agreement, the connectives "and" and "or" shall be construed either disjunctively or conjunctively as necessary to bring within the meaning or scope of the provisions of this Agreement all meanings that might otherwise be construed to be outside of the meaning or scope of such provision.


     (h) In the event of ambiguity, this Agreement or any of its provisions shall not be construed for or against either Party on the basis of which Party drafted the particular language at issue.

     15. EFFECTIVE DATE/REVOCATION. Griggs may revoke this Agreement in writing at any time during a period of seven (7) calendar days after the execution of this Agreement by both of the Parties (the "Revocation Period"). This Agreement shall be effective and enforceable automatically on the first day after the occurrence of the following two events: (a) the date of the actual receipt by the Company's counsel, Kaye, Scholer, Fierman, Hays & Handler, LLP (to the attention of Michael Crames, Esq.) of the Certificate of Non-Revocation of Separation Agreement and General Release (the form of which is attached hereto as Exhibit A) executed and dated by Griggs at least one day after expiration of the Revocation Period and (b) the entry of an order of the Bankruptcy Court approving this Agreement which order has not been appealed, vacated or stayed and the time period for taking an appeal thereof has expired (the "Effective Date").

     16. NOTICES. Any notices or requests under this Agreement shall be in writing, addressed as follows:


          (a)      If to Griggs:

                   Stephen P. Griggs
                   440 Minnehaha Road
                   Maitland, FL 32751
                   Telephone No. (407) 647-4711
                   Fax No. (407) 647-2972

                   Wire Transfer Instructions:

                   For the Account of Stephen P. Griggs
                   Suntrust Bank, Central Florida
                   Orlando, FL 32801
                   Account No. 0700-700722901
                   ABA Number 063102152

                   With a copy to:

                   Brown, Rudnick, Freed & Gesmer
                   One Financial Center
                   Boston, MA 02111
                   Telephone No. (617) 856-8513
                   Fax No. (617) 856-8201


                   Attention: Peter J. Antoszyk, Esq.


          (b)      If to the Company:

                   Integrated Health Services, Inc.
                   910 Ridgebrook Road
                   Sparks, MD 21152
                   Telephone No. (410) 773-100
                   Fax No. (410) 773-1325


                   Attention: Marshall Elkins, Esq., General Counsel

                   With a copy to:

                   Kaye, Scholer, Fierman, Hays & Handler, LLP
                   425 Park Avenue
                   New York, NY 10022
                   Telephone No. (212) 836-8564
                   Fax No. (212) 836-6157


                   Attention: Arthur Steinberg, Esq.


     17. COOPERATION. Through the Effective Date, Griggs shall continue to act in accordance with the best interests of Rotech to the extent requested by Robert Elkins. Griggs recognizes that after the execution of this Agreement and the filing of the pleading for approval thereof, but prior to the Effective Date, the Company may replace him as president; however he will remain employed by the Company until the Effective Date, and the Company agrees to diligently act in good faith to have the Agreement approved by the Bankruptcy Court.


     IN SIGNING THIS SEPARATION AGREEMENT AND GENERAL RELEASE (THE "AGREEMENT"), GRIGGS ACKNOWLEDGES THAT:


     (A) HE HAS READ AND UNDERSTANDS THIS AGREEMENT AND HE IS HEREBY ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT;

     (B) HE HAS SIGNED THIS AGREEMENT VOLUNTARILY, AFTER BEING ADVISED BY HIS ATTORNEYS, AND UNDERSTANDS THAT THIS AGREEMENT CONTAINS A FULL AND FINAL RELEASE OF ALL OF GRIGGS' CLAIM;


     (C) HE HAS BEEN OFFERED AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT; AND


     (D) THIS AGREEMENT IS NOT MADE IN CONNECTION WITH AN EXIT INCENTIVE OR OTHER EMPLOYEE TERMINATION PROGRAM OFFERED TO A GROUP OR CLASS OF EMPLOYEES.


---------------------------                 ------------------------- , 2000
   Stephen P. Griggs                         Date of Execution by Griggs


INTEGRATED HEALTH, SERVICES INC.


By:-------------------------                ------------------------- , 2000
   C. Taylor Pickett                        Date of Execution by Company

                                   EXHIBIT A

                       CERTIFICATION OF NON-REVOCATION OF
                    SEPARATION AGREEMENT AND GENERAL RELEASE

     I hereby certify and represent that seven (7) calendar days have passed since the Parties signed the Separation Agreement and General Release (the "Agreement") and that I have NOT exercised my right to revoke that Agreement pursuant to the Older Workers Benefit Protection Act of 1990. I understand that the Company and the other Releases, in providing me with benefits under the Agreement, are relying on this Certificate, and that I can no longer revoke the Agreement.

  /s/ Stephen P. Griggs                      7/12
 -------------------------      ------------------------- , 2000
   Stephen P. Griggs            Date of Execution by Griggs


IMPORTANT:

     THIS CERTIFICATE SHOULD BE SIGNED, DATED AND RETURNED TO THE COMPANY'S COUNSEL, KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP (TO THE ATTENTION OF MICHAEL CRAMES, ESQ.), 425 PARK AVENUE, NEW YORK, NEW YORK 10022, NO EARLIER THAT ON THE EIGHTH (8TH) CALENDAR DAY AFTER THE AGREEMENT IS EXECUTED BY BOTH PARTIES.

                                   EXHIBIT B


                                ESCROW AGREEMENT



     This ESCROW AGREEMENT (the "Escrow Agreement") is dated July __, 2000 among Integrated Health Services, Inc. ("IHS"), Stephen P. Griggs ("Griggs"), and Kaye, Scholer, Fierman, Hays & Handler, LLP, as escrow agent ("Escrow Agent").

     IHS and Griggs have entered into a Separation Agreement and General Release, as amended, dated as of ____________, 2000 (the "Separation Agreement"). Upon an alleged breach of any of Paragraphs 12(a) through (c) and/or 13(a) through (c) of the Separation Agreement, IHS's obligation to make any prospective payments to Griggs pursuant to the Separation Agreement shall terminate and, in lieu thereof, IHS shall make such prospective payments (the "Deposit") to the Escrow Agent. This Escrow Agreement shall control how the Deposit is to be maintained by the Escrow Agent and is to be disbursed to either IHS or Griggs.

     It is agreed as follows:

     1. ESCROW DEPOSIT. The Deposit shall be held in escrow by the Escrow Agent pursuant to and in accordance with this Escrow Agreement. The Escrow Agent shall invest the Deposit in (i) interest or non-interest bearing accounts in or certificates of deposit of any of the following banks: Fleet National Bank, Bankers Trust Company, The Chase Manhattan Bank, Citibank, N.A., or Morgan Guaranty Trust Company of New York, or (ii) obligations of the United States of America maturing within ten days of the date of investment. Escrow Agent may invest the Deposit in one or more of the investments permitted by the preceding sentence, and may change those investments from time to time, all as it may determine in its sole and absolute discretion. Escrow Agent shall have no duty to maximize the return on the Deposit and shall be fully protected in making any investment or combination of investments permitted by this Section.

     2. DISBURSEMENT AFTER ORDER OF THE COURT. Upon receipt by Escrow Agent of an order (the "Order") of the Bankruptcy Court stating how the Deposit is to be disbursed, Escrow Agent shall release the sum specified in the Order in accordance with the Order. The "Bankruptcy Court" means the bankruptcy court administering IHS's bankruptcy case.

     3. ESCROW AGENT AS COUNSEL TO IHS. Griggs acknowledges that he is aware that Escrow Agent is acting as counsel to IHS and its affiliates in connection with the Separation Agreement, the bankruptcy case of IHS, this Escrow
Agreement and other matters, and agrees that Escrow Agent's acting under this Escrow Agreement shall not affect its ability to act as counsel to IHS and its affiliates in any manner, including, but not limited to, any claim, action or proceeding with respect to this Escrow Agreement or the disposition of or entitlement to the Deposit.

     4. ESCROW AGENT.

     4.1 GENERAL. Escrow Agent shall act as escrow agent and hold and disburse the Deposit pursuant to the terms and conditions of this Escrow Agreement. Its duties under this Escrow Agreement shall cease upon disbursement of the Deposit.

     4.2 LIMITED DUTIES. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Escrow Agreement. Escrow Agent shall incur no liability whatsoever to IHS or Griggs, except for its own willful misconduct in its capacity as escrow agent.

     4.3 LIMITED   RESPONSIBILITIES. Escrow  Agent's  sole  responsibility  upon receipt of the Order is to follow the provisions thereto relating to the disbursement of the Deposit.

     4.4 RESIGNATION. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of such resignation to IHS and Griggs specifying a date upon which such resignation shall take effect, whereupon a successor escrow agent shall be appointed by IHS and Griggs or, if no agreement is reached by IHS and Griggs within ten (10) days of Escrow Agent's resignation, by the Bankruptcy Court. Escrow Agent shall be entitled to release the Deposit to any successor escrow agent so appointed.

     4.5 INDEMNIFICATION. IHS and Griggs hereby jointly and severally agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability, damage or expense incurred without bad faith on the part of Escrow Agent arising out of or in connection with its entering into and/or performing under this Escrow Agreement, including the cost and expense (including, but not limited to, attorneys' fees, which may consist in whole or in part of the time charges at their standard rates of partners of and attorneys employed by Escrow Agent) of investigating or defending itself against any claim or liability.

     5. ESCROW AGENT NOT AFFECTED BY OTHER AGREEMENTS. This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent, in its capacity as such, shall not be bound by the provisions of any agreement among the parties except this Escrow Agreement and shall have no duty to inquire into, or to take into account its knowledge of, the terms and conditions of any agreement made or entered into in connection with this Escrow Agreement.

     6. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
(i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facscimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (iv) upon receipt, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to IHS:              Integrated Health Services, Inc.
                        910 Ridgebrook Road
                        Sparks, MD 21152
                        Attn: Marshall Elkins, Esq.
                        Telephone: (410) 773-1000
                        Facsimile: (410) 773-1325

Copy to:                Kaye, Scholer, Fierman, Hays & Handler, LLP
                        425 Park Avenue
                        New York, NY 10022
                        Attention: Arthur Steinberg, Esq.
                        Telephone: (212) 836-8201
                        Facsimile: (212) 836,8211

If to Griggs:           Stephen P. Griggs
                        440 Minnehaha Road
                        Maitland, FL 32751
                        Telephone: (407) 647-4711
                        Facsimile:(407) 647-2972

Copy to:                Brown, Rudnick, Freed & Gesmer
                        One Financial Center
                        Boston, MA 02111
                        Telephone: (617) 856-8513
                        Facsimile: (617) 856-8201
                        Attention: Peter J. Antoszyk Esq.

If to Escrow Agent:     Kaye, Scholer, Fierman, Hays & Handler, LLP
                        425 Park Avenue
                        New York, NY 10022
                        Attention: Arthur Steinberg, Esq.
                        Telephone: (212) 836-8201
                        Facsimile: (212) 836-8211

Any party may change its address for the purpose of this Section 6 by giving the other party notice of its new address in the manner set forth above.

     7. MISCELLANEOUS.

     7.1 JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Escrow Agreement shall be brought against any of the parties only in the Bankruptcy Court and the parties hereby consent to the exclusive jurisdiction of the Bankruptcy Court and further agree not to assert that any action brought in such jurisdiction has been brought in an inconvenient form.

     7.2 CAPTIONS. The captions in this Escrow Agreement are for convenience of reference only and shall not be given any effect in the interpretaion of this Escrow Agreement.

     7.3 NO WAIVER. The failure of a party of insist upon strict adherence to any term of this Escrow Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon struct adherence to that term or any other term of this Escrow Agreement. Any waiver must be in writing.

     7.4 EXCLUSIVE AGREEMENT; AMENDMENT; ASSIGNMENT. This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally. No party may assign any rights or delegate any of its duties under this Escrow Agreement without the prior written consent of the other parties hereto, and this Escrow Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and to any successor escrow agent appointed in accordance with Section 4.4.

     7.5 COUNTERPARTS. This Escrow Agreement may be executed in counterparts, each which shall be considered an original, but all of which together shall constitute the same instrument. Telecopy signatures shall be treated as original for purposes hereof.

     7.6 GOVERNING LAW. This Escrow Agreement and all amendments hereof and waivers and consents hereunder shall be governed by, and all disputes arising hereunder shall be resolved in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.


                                   * * * * *


                                     INTEGRATED HEALTH SERVICES, INC.



                                     By:
                                        ---------------------------------------

                                     Title:
                                          -------------------------------------


                                     STEPHEN P. GRIGGS



                                     ------------------------------------------

                                     ESCROW AGENT:


                                     KAYE, SCHOLER, FIERMAN,
                                      HAYS & HANDLER, LLP, as Escrow Agent



                                     By:
                                        ---------------------------------------

                                     Title:
                                          -------------------------------------